Exhibit 99.1
Entergy
639 Loyola Avenue
New Orleans, LA 70113
News
Release

Date:	April 28, 2021

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	Bill Abler (Investor Relations) (504) 576-3097 wabler@entergy.com

Entergy Reports First Quarter Earnings
Company affirms guidance and financial outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported first quarter 2021 earnings per share of $1.66 on an as-reported basis and $1.47 on an adjusted basis (non-GAAP).

“We had a strong first quarter and our team successfully executed on several fronts,” said Entergy Chairman and Chief Executive Officer Leo Denault. “We reached settlements on several important issues, reducing risk, providing long-term clarity, and solidifying a clear path for our future growth. This enables us to continue to make investments in a cleaner generation fleet and a more reliable delivery system that benefit our customers and our communities, and that support the long-term growth of our business.”

Business highlights included the following:
•    Entergy Louisiana, Entergy Arkansas, and Entergy Texas issued RFPs for up to 500, 300, and 200 megawatts of renewable resources, respectively.
•    Entergy Arkansas resolved its formula rate plan, including a five-year extension.
•    Entergy Louisiana reached an agreement on a three-year extension of its formula rate plan.
•    Entergy Mississippi submitted its annual formula rate plan filing.
•    Entergy Texas reached settlements on its TCRF and DCRF filings.

•    Entergy and Holtec filed a joint settlement agreement among all parties with the NY PSC for the sale of Indian Point.
•    Entergy and five other utilities formed the Electric Highway Coalition, a multi-state electric vehicle charging initiative.
•    Entergy ranked among the top energy and utility companies on the 2021 Corporate Equality Index by the Human Rights Campaign Foundation.

Table of Contents Page
News Release 1
Appendices 7
A: Consolidated Results and Adjustments 8
B: Earnings Variance Analysis 11
C: Utility Financial and Operating Measures 13
D: EWC Financial and Operating Measures 14
E: Consolidated Financial Measures 15
F: Definitions and Abbreviations and Acronyms 16
G: Other GAAP to Non-GAAP Reconciliations 19
Financial Statements 22

Consolidated Earnings (GAAP and Non-GAAP Measures)
First Quarter 2021 vs. 2020 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First Quarter
	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings	335	119	216
Less adjustments	38	(111)	149
Adjusted earnings (non-GAAP)	297	230	67
Estimated weather in billed sales	24	(50)	73

(After-tax, per share in $)
As-reported earnings	1.66	0.59	1.07
Less adjustments	0.19	(0.55)	0.74
Adjusted earnings (non-GAAP)	1.47	1.14	0.33
Estimated weather in billed sales	0.12	(0.25)	0.37

Calculations may differ due to rounding

Consolidated Results

For first quarter 2021, the company reported earnings of $335 million, or $1.66 per share, on an as-reported basis, and earnings of $297 million, or $1.47 per share, on an adjusted basis. This compared to first quarter 2020 earnings of $119 million, or 59 cents per share, on an as-reported basis, and earnings of $230 million, or $1.14 per share, on an adjusted basis.

Summary discussions by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly variances by business is provided in Appendix B.

Business Segment Results

Utility

For first quarter 2021, the Utility business reported earnings attributable to Entergy Corporation of $357 million, or $1.77 per share, on both an as-reported and an adjusted basis. This compared to first quarter 2020 earnings of $320 million, or $1.59 per share, on both an as-reported and an adjusted basis. Drivers for the quarter included:
•    higher retail sales volume, including the net effects of weather and COVID-19;
•    the net effect of regulatory actions across the operating companies; and
•    the reversal of a regulatory provision at E-AR for its 2019 netting adjustment, originally recorded in fourth quarter 2020.

These drivers were partially offset by:
•    two income tax items recorded in first quarter 2020, which was partially offset at P&O;
•    higher other O&M primarily due to higher nuclear and non-nuclear generation expenses; and
•    higher depreciation and interest expenses.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For first quarter 2021, Parent & Other reported a loss attributable to Entergy Corporation of $(60 million), or (30) cents per share, on both an as-reported and an adjusted basis. This compared to a first quarter 2020 loss of $(90 million), or (45) cents per share, on both an as-reported and an adjusted basis. A primary driver was an income tax item recorded in first quarter 2020, which was partially offset at the Utility.

Entergy Wholesale Commodities

For first quarter 2021, EWC reported earnings attributable to Entergy Corporation of
$38 million, or 19 cents per share, on an as-reported basis. This compared to a first quarter 2020 loss attributable to Entergy Corporation of $(111 million), or (55) cents per share, on an as-reported basis. Drivers for the quarter included:
•    performance of decommissioning trust funds; and
•    lower operating expenses primarily due to the shutdown of Indian Point 2.

These drivers were partially offset by:
•    lower revenue primarily due to the shutdown of Indian Point 2.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings Per Share Guidance

Entergy affirmed its 2021 adjusted EPS guidance range of $5.80 to $6.10. See webcast presentation for additional details.

The company has provided 2021 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(1.70) in 2021. This estimate is subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, April 28, 2021, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 3529059, no more than 15 minutes prior to the start of the call. The webcast presentation is also posted to Entergy’s website concurrent with this news release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 5, 2021, by dialing 855-859-2056, conference ID 3529059.

Entergy Corporation is an integrated energy company engaged in electric power production, transmission and retail distribution operations. Entergy delivers electricity to nearly 3 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy owns and operates one of the cleanest large-scale U.S. power generating fleets with approximately 30,000 megawatts of electric generating capacity, including 8,000 megawatts of nuclear power. Headquartered in New Orleans, Louisiana, Entergy has annual revenues of $10 billion and 13,400 employees.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; adjusted ROIC; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, other financial measures including net income (or earnings) adjusted for preferred dividends and tax-effected interest expense and FFO are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2021 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (l) the effects of technological change, including the costs, pace of development and commercialization of new and emerging technologies.

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First Quarter 2021 Earnings Release Appendices and Financial Statements

Appendices
A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Consolidating Balance Sheets
Consolidating Income Statements
Consolidated Cash Flow Statements

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2021 vs. 2020 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	First Quarter
	2021	2020	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	357	320	37
Parent & Other	(60)	(90)	30
EWC	38	(111)	149
Consolidated	335	119	216

Less adjustments
Utility	-	-	-
Parent & Other	-	-	-
EWC	38	(111)	149
Consolidated	38	(111)	149

Adjusted earnings (loss) (non-GAAP)
Utility	357	320	37
Parent & Other	(60)	(90)	30
EWC	-	-	-
Consolidated	297	230	67
Estimated weather in billed sales	24	(50)	73

Diluted average number of common shares outstanding (in millions)	201	201

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.77	1.59	0.18
Parent & Other	(0.30)	(0.45)	0.15
EWC	0.19	(0.55)	0.74
Consolidated	1.66	0.59	1.07

Less adjustments
Utility	-	-	-
Parent & Other	-	-	-
EWC	0.19	(0.55)	0.74
Consolidated	0.19	(0.55)	0.74

Adjusted earnings (loss) (non-GAAP)
Utility	1.77	1.59	0.18
Parent & Other	(0.30)	(0.45)	0.15
EWC	-	-	-
Consolidated	1.47	1.14	0.33
Estimated weather in billed sales	0.12	(0.25)	0.37

Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
First Quarter 2021 vs. 2020
($ in millions)
	First Quarter
	2021	2020	Change
Utility	(77)	603	(680)
Parent & Other	(22)	(81)	59
EWC	49	137	(88)
Consolidated	(50)	659	(709)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due primarily to the timing of fuel and purchased power cost recovery, primarily related to increased fuel costs from Winter Storm Uri, payments related to hurricane restoration (non-capital portion), and higher pension funding. Intercompany income tax payments contributed to the line of business variances but were immaterial at the consolidated level.

Appendix A-3 and Appendix A-4 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
First Quarter 2021 vs. 2020
	First Quarter
	2021	2020	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
EWC
Income before income taxes	54	(141)	195
Income taxes	(16)	31	(46)
Preferred dividend requirements	(1)	(1)	—
Total EWC	38	(111)	149

Total adjustments	38	(111)	149

(After-tax, per share in $) (b)
EWC
Total EWC	0.19	(0.55)	0.74

Total adjustments	0.19	(0.55)	0.74

Calculations may differ due to rounding

(b)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
First Quarter 2021 vs. 2020
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	First Quarter
	2021	2020	Change
EWC
Operating revenues	248	333	(84)
Fuel and fuel-related expenses	(21)	(20)	(1)
Purchased power	(18)	(11)	(7)
Nuclear refueling outage expense	(11)	(12)	1
Other O&M	(99)	(131)	32
Asset write-off and impairments	(3)	(5)	2
Decommissioning expense	(53)	(50)	(3)
Taxes other than income taxes	(6)	(20)	14
Depreciation/amortization exp.	(13)	(35)	22
Other income (deductions)–other	34	(184)	218
Interest exp. and other charges	(4)	(5)	1
Income taxes	(16)	31	(46)
Preferred dividend requirements	(1)	(1)	—
Total EWC	38	(111)	149

Total adjustments (after-tax)	38	(111)	149

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 provides details of current quarter 2021 versus 2020 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
First Quarter 2021 vs. 2020
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2020 earnings (loss)	1.59	1.59		(0.45)	(0.45)		(0.55)		0.59	1.14
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.80	0.80	(e)	-	-		(0.36)	(f)	0.44	0.80
Nuclear refueling outage expense	0.02	0.02		-	-		-		0.02	0.02
Other O&M	(0.14)	(0.14)	(g)	-	-		0.13	(h)	(0.01)	(0.14)
Asset write-offs and impairments	-	-		-	-		0.01		0.01	-
Decommissioning expense	(0.01)	(0.01)		-	-		(0.01)		(0.02)	(0.01)
Taxes other than income taxes	-	-		-	-		0.05	(i)	0.05	-
Depreciation/amortization exp.	(0.14)	(0.14)	(i)	-	-		0.09	(k)	(0.05)	(0.14)
Other income (deductions)–other	0.11	0.11	(l)	0.02	0.02		0.86	(m)	0.99	0.13
Interest exp. and other charges	(0.05)	(0.05)	(n)	0.01	0.01		-		(0.04)	(0.04)
Income taxes–other	(0.41)	(0.41)	(o)	0.12	0.12	(p)	(0.03)		(0.32)	(0.29)
Preferred dividend requirements	-	-		-	-		-		-	-
Share effect	-	-		-	-		-		-	-
2021 earnings (loss)	1.77	1.77		(0.30)	(0.30)		0.19		1.66	1.47

h

h
Calculations may differ due to rounding
(c)Utility operating revenue / regulatory charges and Utility income taxes-other exclude $41 million, in first quarter 2021 and $30 million in first quarter 2020 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings).

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2021 vs. 2020 ($ EPS)
1Q
Volume/weather	0.36
Retail electric price	0.27
Reg. provision for E-AR FRP	0.16
Reg. liability for tax sharing	0.10
Other, including reg. credit for decommissioning items	(0.09)
Total	0.80

(d)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.
(e)The earnings increase was primarily driven by higher volume/weather, including the net effects of COVID-19; E-LA’s FRP, including recovery of LCPS; E-TX’s GCRR, TCRF and DCRF; E-NO NOPS recovery; and E-MS’s FRP and vegetation rider. The variance also reflected the reversal of a regulatory provision for E-AR’s 2019 netting adjustment (which was subsequently adjusted) and a first quarter 2020 regulatory liability for tax sharing with E-LA customers (partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote o). Partially offsetting was lower regulatory credits for the difference between decommissioning expenses and decommissioning trust earnings plus decommissioning costs collected in revenue (largely earnings neutral, offset in Utility other income (deductions)-other).
(f)The earnings decrease was due largely to lower revenues from the shutdown of Indian Point 2 in April 2020.
(g)The earnings decrease from higher Utility other O&M was due primarily to higher non-nuclear generation expenses related to new plants in service, primarily LCPS, higher vegetation costs, higher nuclear generation expense, and lower nuclear insurance refunds.
(h)The earnings increase from lower EWC other O&M was due largely to the shutdown of Indian Point 2 in April 2020.
(i)The earnings increase from lower EWC taxes other than income taxes was due primarily to lower payroll taxes and lower ad valorem taxes.
(j)The earnings decrease from higher Utility depreciation expense was due primarily to higher plant in service, including LCPS and MCPS.
(k)The earnings increase from lower EWC depreciation expense was due primarily to the shutdown of Indian Point 2 in April 2020.
(l)The earnings increase from higher Utility other income (deductions)–other was due largely to changes in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral), partially offset by lower AFUDC as a result of lower construction work in progress.
(m)The earnings increase from higher EWC other income (deductions)–other was due largely to performance of nuclear decommissioning trust fund investments.
(n)The earnings decrease from higher Utility interest expense was due primarily to higher debt balances at E-LA and lower AFUDC as a result of lower construction work in progress.
(o)The earnings decrease from Utility income taxes-other primarily relates to two first quarter 2020 items. First, a $55 million tax benefit was recorded in first quarter 2020 as a result of an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, discussed in footnote e); and second, an annual tax accrual related to stock-based compensation resulted in a $22 million income tax benefit in first quarter 2020.
(p)The earnings increase from Parent & Other income taxes-other reflected $23 million of income tax expense recorded in first quarter 2020 as a result of the IRS settlement related to the Hurricane Isaac Act 55 financing (discussed in footnote o).

C: Utility Financial and Operating Measures
Appendix C provides comparative summaries of Utility operating and financial measures.

Appendix C: Utility Operating and Financial Measures
First Quarter 2021 vs. 2020
	First Quarter
	2021	2020	% Change	% Weather Adjusted (q)
GWh billed
Residential	9,599	8,126	18.1	2.2
Commercial	6,134	6,244	(1.8)	(4.2)
Governmental	579	595	(2.7)	(1.9)
Industrial	11,458	11,815	(3.0)	(3.0)
Total retail sales	27,770	26,780	3.7	(1.6)
Wholesale	4,299	3,117	37.9
Total sales	32,069	29,897	7.3

Number of electric retail customers
Residential	2,532,172	2,504,243	1.1
Commercial	360,323	356,303	1.1
Governmental	17,811	17,724	0.5
Industrial	44,622	44,443	0.4
Total retail customers	2,954,928	2,922,713	1.1

Other O&M and refueling outage expense per MWh	$19.80	$20.20	(2.0)

Calculations may differ due to rounding

(q)The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis billed retail sales decreased (1.6) percent, including the impacts from COVID-19. Residential billed sales increased 2.2 percent and commercial billed sales decreased (4.2) percent. Industrial billed sales volume decreased (3.0) percent reflecting lower sales to existing large and small customers, partially offset by continued growth from new/expansion customers.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2021 vs. 2020
($ in millions)	First Quarter
	2021	2020	Change
Net income (loss)	38	(110)	148
Add back: interest expense	4	5	(1)
Add back: income taxes	16	(31)	47
Add back: depreciation and amortization	13	35	(22)
Subtract: interest and investment income	48	(172)	220
Add back: decommissioning expense	53	50	3
Adjusted EBITDA (non-GAAP)	76	122	(46)

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
First Quarter 2021 vs. 2020
	First Quarter
	2021	2020	% Change
Owned capacity (MW) (r)	2,246	3,274	(31.4)
GWh billed	4,413	6,757	(34.7)

EWC Nuclear Fleet
Capacity factor	99%	99%	-
GWh billed	3,988	6,259	(36.3)
Production cost per MWh	$18.46	$15.42	19.7
Average energy/capacity revenue per MWh	$52.04	$48.44	7.4

Calculations may differ due to rounding
(r)2020 excludes IP2 (1,028MW), shut down April 30, 2020.

See the appendix in the webcast presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
First Quarter 2021 vs. 2020 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2021	2020	Change
GAAP Measures
As-reported ROIC	6.4%	5.6%	0.8%
As-reported ROE	15.1%	11.5%	3.6%

Non-GAAP Financial Measures
Adjusted ROIC	5.2%	5.6%	(0.4%)
Adjusted ROE	11.3%	11.8%	(0.5%)

As of March 31 ($ in millions, except where noted)	2021	2020	Change
GAAP Measures
Cash and cash equivalents	1,743	1,464	279
Available revolver capacity	4,220	3,348	872
Commercial paper	1,028	1,942	(914)
Total debt	25,803	21,465	4,338
Securitization debt	147	271	(124)
Debt to capital	69.6%	67.2%	(2.4%)
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	15	53	(38)
Total off-balance sheet liabilities	15	53	(38)

Storm escrow balances	72	373	(301)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	69.5%	66.9%	2.6%
Net debt to net capital, excluding securitization debt	68.0%	65.3%	2.7%
Gross liquidity	5,963	4,811	1,152
Net liquidity	4,935	2,870	2,065
Net liquidity, including storm escrow balances	5,007	3,242	1,765
Parent debt to total debt, excluding securitization debt	22.3%	22.2%	0.1%
FFO to debt, excluding securitization debt	8.2%	14.3%	(6.1%)
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	8.7%	16.0%	(7.3%)

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue per MWh on contracted volumes	Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades (revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs)
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh	Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract (unit contingent)	Percent of planned generation output sold under contracts
Planned net MW in operation (average)	Average installed capacity to generate power and/or sell capacity, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Planned TWh of generation	Amount of output expected to be generated by EWC resources considering plant operating characteristics, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period

Appendix F-1: Definitions (continued)
EWC Financial and Operating Measures (continued)
Unit contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by avg. common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet
Financial Measures – Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC
AFUDC –
borrowed funds
AG
ALJ
AMI
ANO
APSC
ARO
bps
CCGT
CCN
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
DSM
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA
ENP
EPS
ETR
EWC
FERC
FFO
FIN 48
FRP
GAAP
GCRR
Grand Gulf or GGNS
IIRR-G
Indian Point 1
Indian Point 2
or IP2
Indian Point 3
or IP3
IPEC or
Indian Point
IRP

Accumulated deferred income taxes
Allowance for funds used during construction
Allowance for borrowed funds used during construction
Attorney General
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience and necessity
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Demand side management
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear) (shut down April 30, 2020)
Indian Point Energy Center Unit 3 (nuclear)
Indian Point Energy Center (nuclear)
Integrated resource plan

IRS
ISES 2

ISO
LCPS
LPSC
LTM
MCPS
MISO
Moody’s
MPSC
MTEP
Nelson 6
NDT
NGO
NOPA
NOPS
NOSS
NRC
NY PSC
NYS AG
NYS DEC
NYS DPS
NYISO
NYSE
OCF
OCPS
OpCo
OPEB
Other O&M
P&O
Palisades
PMR
PPA
PSC
PUCT
RICE
RFP
ROE
ROIC
RS Cogen
RSP
S&P
SEC
SERI
TCRF
UPSA
WACC
WPEC

Internal Revenue Service
Unit 2 of Independence Steam Electric Station (coal)
Independent system operator
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
Non-governmental organization
IRS Notice of Proposed Adjustment
New Orleans Power Station
New Orleans Solar Station
U.S. Nuclear Regulatory Commission
New York Public Service Commission
New York State Attorney General
New York State Department of Environmental Conservation
New York State Department of Public Service
New York Independent System Operator, Inc.
New York Stock Exchange
Net cash flow provided by operating activities
Orange County Power Station
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public service commission
Public Utility Commission of Texas
Reciprocating internal combustion engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
(LTM $ in millions except where noted)		First Quarter
		2021	2020
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,604	1,105
Preferred dividends		18	17
Tax-effected interest expense		594	559
As-reported net income (loss) attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense	(B)	2,216	1,681

Adjustments	(C)	399	(31)
EWC preferred dividends and tax-effected interest expense included in adjustments		19	22

Total adjustments, excluding EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	418	(9)

Adjusted earnings (non-GAAP)	(A-C)	1,205	1,136
Adjusted earnings, excluding preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,798	1,690

Average invested capital (average of beginning and ending balances)	(E)	34,509	30,229

Average common equity (average of beginning and ending balances)	(F)	10,621	9,597

As-reported ROIC	(B/E)	6.4%	5.6%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.2%	5.6%
As-reported ROE	(A/F)	15.1%	11.5%
Adjusted ROE (non-GAAP)	[(A-C)/F]	11.3%	11.8%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		First Quarter
		2021	2020
Total debt	(A)	25,803	21,465
Less securitization debt	(B)	147	271
Total debt, excluding securitization debt	(C)	25,656	21,193
Less cash and cash equivalents	(D)	1,743	1,464
Net debt, excluding securitization debt	(E)	23,914	19,730

Commercial paper	(F)	1,028	1,942

Total capitalization	(G)	37,075	31,943
Less securitization debt	(B)	147	271
Total capitalization, excluding securitization debt	(H)	36,928	31,672
Less cash and cash equivalents	(D)	1,743	1,464
Net capital, excluding securitization debt	(I)	35,185	30,208

Debt to capital	(A/G)	69.6%	67.2%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	69.5%	66.9%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	68.0%	65.3%

Available revolver capacity	(J)	4,220	3,348

Storm escrows	(K)	72	373

Gross liquidity (non-GAAP)	(D+J)	5,963	4,811
Net liquidity (non-GAAP)	(D+J-F)	4,935	2,870
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	5,007	3,242

Entergy Corporation notes:
Due September 2020		-	450
Due July 2022		650	650
Due September 2025		800	-
Due September 2026		750	750
Due June 2028		650	-
Due June 2030		600	-
Due June 2031		650	-
Due June 2050		600	-
Total Entergy Corporation notes	(L)	4,700	1,850
Revolver draw	(M)	55	922
Unamortized debt issuance costs and discounts	(N)	(54)	(8)
Total parent debt	(F+L+M+N)	5,728	4,706

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	22.3%	22.2%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
($ in millions except where noted)		First Quarter
		2021	2020
Total debt	(A)	25,803	21,465
Less securitization debt	(B)	147	271
Total debt, excluding securitization debt	(C)	25,656	21,193

Net cash flow provided by operating activities, LTM	(D)	1,981	2,974

AFUDC – borrowed funds, LTM	(E)	(43)	(63)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(262)	(71)
Fuel inventory		15	(39)
Accounts payable		90	(136)
Taxes accrued		21	(21)
Interest accrued		9	17
Other working capital accounts		(165)	17
Securitization regulatory charges, LTM		124	122
Total	(F)	(170)	(111)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,109	3,023

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	8.2%	14.3%

Estimated return of unprotected excess ADIT, LTM	(H)	80	236
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	55	141

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	8.7%	16.0%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$64,956	$2,251	$367	$67,574
Temporary cash investments	984,503	358,626	331,953	1,675,082
Total cash and cash equivalents	1,049,459	360,877	332,320	1,742,656
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	837,409	—	45,943	883,352
Allowance for doubtful accounts	(119,027)	—	—	(119,027)
Associated companies	10,423	(12,112)	1,689	—
Other	148,474	37	10,327	158,838
Accrued unbilled revenues	415,253	—	—	415,253
Total accounts receivable	1,292,532	(12,075)	57,959	1,338,416
Deferred fuel costs	226,619	—	—	226,619
Fuel inventory - at average cost	140,515	—	5,541	146,056
Materials and supplies - at average cost	941,783	—	30,988	972,771
Deferred nuclear refueling outage costs	130,463	—	52,258	182,721
Prepayments and other	176,663	(16,464)	19,116	179,315
TOTAL	3,958,034	257,338	573,182	4,788,554

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,490,069	(1,490,155)	22,017	21,931
Decommissioning trust funds	4,440,231	—	2,898,857	7,339,088
Non-utility property - at cost (less accumulated depreciation)	342,315	(12)	13,516	355,819
Other	134,561	4,252	8,350	147,163
TOTAL	6,407,176	(1,485,915)	2,942,740	7,864,001

PROPERTY, PLANT, AND EQUIPMENT

Electric	59,931,200	10,710	959,319	60,901,229
Natural gas	621,682	—	—	621,682
Construction work in progress	1,308,320	279	3,398	1,311,997
Nuclear fuel	547,338	—	43,786	591,124
TOTAL PROPERTY, PLANT, AND EQUIPMENT	62,408,540	10,989	1,006,503	63,426,032
Less - accumulated depreciation and amortization	23,528,633	4,496	870,870	24,403,999
PROPERTY, PLANT, AND EQUIPMENT - NET	38,879,907	6,493	135,633	39,022,033

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,986,639	—	—	5,986,639
Deferred fuel costs	240,555	—	—	240,555
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	52,884	60	3,124	56,068
Other	186,891	9,713	136,002	332,606
TOTAL	6,841,068	9,773	142,199	6,993,040

TOTAL ASSETS	$56,086,185	($1,212,311)	$3,793,754	$58,667,628

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$490,019	$—	$139,000	$629,019
Notes payable and commercial paper:
Other	—	1,027,629	—	1,027,629
Account payable:
Associated companies	56,188	(60,100)	3,912	—
Other	1,465,730	1,983	229,493	1,697,206
Customer deposits	391,032	—	—	391,032
Taxes accrued	227,799	9,179	(27,149)	209,829
Interest accrued	176,188	21,310	515	198,013
Deferred fuel costs	22,386	—	—	22,386
Pension and other postretirement liabilities	50,598	—	13,154	63,752
Current portion of unprotected excess accumulated deferred
income taxes	65,056	—	—	65,056
Other	181,928	1,929	24,127	207,984
TOTAL	3,126,924	1,001,930	383,052	4,511,906

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	5,360,984	(399,787)	(393,091)	4,568,106
Accumulated deferred investment tax credits	217,888	—	—	217,888
Regulatory liability for income taxes - net	1,465,852	—	—	1,465,852
Other regulatory liabilities	2,363,919	—	—	2,363,919
Decommissioning and retirement cost liabilities	3,926,407	—	2,602,043	6,528,450
Accumulated provisions	181,588	—	324	181,912
Pension and other postretirement liabilities	2,103,138	—	581,205	2,684,343
Long-term debt	19,374,725	4,700,731	—	24,075,456
Other	1,184,244	(435,711)	49,677	798,210
TOTAL	36,178,745	3,865,233	2,840,158	42,884,136

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 270,035,180 shares in 2021	2,323,748	(2,522,151)	201,103	2,700
Paid-in capital	4,397,226	1,121,084	1,001,742	6,520,052
Retained earnings	10,037,837	247,814	(244,499)	10,041,152
Accumulated other comprehensive loss	(88,456)	—	(412,051)	(500,507)
Less - treasury stock, at cost (69,402,061 shares in 2021)	120,000	4,926,221	—	5,046,221
TOTAL COMMON SHAREHOLDERS' EQUITY	16,550,355	(6,079,474)	546,295	11,017,176
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	16,585,355	(6,079,474)	546,295	11,052,176

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$56,086,185	($1,212,311)	$3,793,754	$58,667,628
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Cash	$85,219	$42,388	$1,244	$128,851
Temporary cash investments	1,440,796	13,648	175,804	1,630,248
Total cash and cash equivalents	1,526,015	56,036	177,048	1,759,099
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	781,272	—	52,206	833,478
Allowance for doubtful accounts	(117,794)	—	—	(117,794)
Associated companies	16,999	(19,008)	2,009	—
Other	109,725	—	25,483	135,208
Accrued unbilled revenues	434,835	—	—	434,835
Total accounts receivable	1,225,037	(19,008)	79,698	1,285,727
Deferred fuel costs	4,380	—	—	4,380
Fuel inventory - at average cost	167,117	—	5,817	172,934
Materials and supplies - at average cost	930,895	(2)	31,292	962,185
Deferred nuclear refueling outage costs	115,559	—	63,591	179,150
Prepayments and other	162,405	(16,306)	50,325	196,424
TOTAL	4,131,408	(54,280)	482,771	4,559,899

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates	1,465,626	(1,465,712)	21,993	21,907
Decommissioning trust funds	4,283,831	—	2,969,384	7,253,215
Non-utility property - at cost (less accumulated depreciation)	329,700	(11)	13,639	343,328
Other	180,971	3,002	8,342	192,315
TOTAL	6,260,128	(1,462,721)	3,013,358	7,810,765

PROPERTY, PLANT, AND EQUIPMENT
Electric	58,711,665	10,705	974,073	59,696,443
Natural gas	610,768	—	—	610,768
Construction work in progress	2,006,905	261	4,864	2,012,030
Nuclear fuel	548,178	—	53,103	601,281
TOTAL PROPERTY, PLANT, AND EQUIPMENT	61,877,516	10,966	1,032,040	62,920,522
Less - accumulated depreciation and amortization	23,204,219	4,006	859,520	24,067,745
PROPERTY, PLANT, AND EQUIPMENT - NET	38,673,297	6,960	172,520	38,852,777

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Other regulatory assets	6,076,549	—	—	6,076,549
Deferred fuel costs	240,422	—	—	240,422
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	72,599	373	3,317	76,289
Other	111,651	8,349	125,339	245,339
TOTAL	6,875,320	8,722	131,729	7,015,771

TOTAL ASSETS	$55,940,153	($1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,025,015	$—	$139,000	$1,164,015
Notes payable and commercial paper:
Other	—	1,627,489	—	1,627,489
Account payable:
Associated companies	32,247	(42,703)	10,456	—
Other	2,541,702	706	197,029	2,739,437
Customer deposits	401,512	—	—	401,512
Taxes accrued	420,510	(9,028)	29,529	441,011
Interest accrued	177,557	23,708	526	201,791
Deferred fuel costs	153,113	—	—	153,113
Pension and other postretirement liabilities	48,757	—	13,058	61,815
Current portion of unprotected excess accumulated
deferred income taxes	63,683	—	—	63,683
Other	182,095	1,892	22,653	206,640
TOTAL	5,046,191	1,602,064	412,251	7,060,506

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,188,989	(179,493)	(647,724)	4,361,772
Accumulated deferred investment tax credits	212,494	—	—	212,494
Regulatory liability for income taxes - net	1,521,757	—	—	1,521,757
Other regulatory liabilities	2,323,851	—	—	2,323,851
Decommissioning and retirement cost liabilities	3,877,971	—	2,591,481	6,469,452
Accumulated provisions	242,511	—	324	242,835
Pension and other postretirement liabilities	2,224,025	—	628,988	2,853,013
Long-term debt	17,679,206	3,526,555	—	21,205,761
Other	1,200,370	(448,834)	55,683	807,219
TOTAL	34,471,174	2,898,228	2,628,752	39,998,154

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,722,954	651,574	1,175,395	6,549,923
Retained earnings	9,705,837	473,422	(282,077)	9,897,182
Accumulated other comprehensive income (loss)	(89,912)	—	(359,295)	(449,207)
Less - treasury stock, at cost (69,790,346 shares in 2020)	120,000	4,954,456	—	5,074,456
TOTAL COMMON SHAREHOLDERS' EQUITY	16,192,627	(6,001,611)	735,126	10,926,142
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	16,227,627	(6,001,611)	735,126	10,961,142

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,940,153	($1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,538,448	($28)	$—	$2,538,420
Natural gas	58,168	—	—	58,168
Competitive businesses	—	31	248,219	248,250
Total	2,596,616	3	248,219	2,844,838

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	479,846	(20)	21,341	501,167
Purchased power	361,881	20	17,833	379,734
Nuclear refueling outage expenses	32,647	—	11,092	43,739
Other operation and maintenance	602,309	5,535	98,942	706,786
Asset write-offs, impairments, and related charges	—	—	3,273	3,273
Decommissioning	45,663	—	52,979	98,642
Taxes other than income taxes	149,936	330	6,436	156,702
Depreciation and amortization	401,102	653	12,764	414,519
Other regulatory charges (credits) - net	32,279	—	—	32,279
Total	2,105,663	6,518	224,660	2,336,841

OPERATING INCOME	490,953	(6,515)	23,559	507,997

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,577	—	—	14,577
Interest and investment income	128,113	(32,732)	47,934	143,315
Miscellaneous - net	(45,520)	(1,931)	(13,478)	(60,929)
Total	97,170	(34,663)	34,456	96,963

INTEREST EXPENSE
Interest expense	173,802	27,753	4,331	205,886
Allowance for borrowed funds used during construction	(6,013)	—	—	(6,013)
Total	167,789	27,753	4,331	199,873

INCOME BEFORE INCOME TAXES	420,334	(68,931)	53,684	405,087

Income taxes	59,734	(9,352)	15,560	65,942

CONSOLIDATED NET INCOME	360,600	(59,579)	38,124	339,145

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$356,567	($59,579)	$37,577	$334,565

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.78	($0.30)	$0.19	$1.67
DILUTED	$1.77	($0.30)	$0.19	$1.66

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,525,549
DILUTED				201,059,665
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,050,653	($15)	$—	$2,050,638
Natural gas	43,976	—	—	43,976
Competitive businesses	—	16	332,549	332,565
Total	2,094,629	1	332,549	2,427,179

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	377,166	(10)	20,247	397,403
Purchased power	205,914	10	10,690	216,614
Nuclear refueling outage expenses	38,149	—	12,069	50,218
Other operation and maintenance	565,720	5,373	130,991	702,084
Asset write-offs, impairments and related charges	—	—	5,095	5,095
Decommissioning	43,400	—	50,284	93,684
Taxes other than income taxes	150,191	26	20,077	170,294
Depreciation and amortization	364,050	748	34,912	399,710
Other regulatory charges (credits) - net	(7,679)	—	—	(7,679)
Total	1,736,911	6,147	284,365	2,027,423

OPERATING INCOME	357,718	(6,146)	48,184	399,756

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	35,953	—	—	35,953
Interest and investment income (loss)	(6,131)	(38,875)	(171,847)	(216,853)
Miscellaneous - net	37,302	(2,045)	(11,868)	23,389
Total	67,124	(40,920)	(183,715)	(157,511)

INTEREST EXPENSE
Interest expense	169,386	30,766	5,437	205,589
Allowance for borrowed funds used during construction	(15,444)	—	—	(15,444)
Total	153,942	30,766	5,437	190,145

INCOME BEFORE INCOME TAXES	270,900	(77,832)	(140,968)	52,100

Income taxes	(52,949)	12,295	(30,540)	(71,194)

CONSOLIDATED NET INCOME	323,849	(90,127)	(110,428)	123,294

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$319,816	($90,127)	($110,975)	$118,714

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.60	($0.45)	($0.56)	$0.59
DILUTED	$1.59	($0.45)	($0.55)	$0.59

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,790,016
DILUTED				200,901,349
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2021
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,534,501	($77)	$—	$9,534,424
Natural gas	138,200	—	—	138,200
Competitive businesses	—	131	858,539	858,670
Total	9,672,701	54	858,539	10,531,294

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,599,763	(34)	68,406	1,668,135
Purchased power	992,658	34	74,696	1,067,388
Nuclear refueling outage expenses	133,277	—	44,400	177,677
Other operation and maintenance	2,514,610	25,067	467,652	3,007,329
Asset write-offs, impairments and related charges	—	—	24,800	24,800
Decommissioning	179,203	—	207,617	386,820
Taxes other than income taxes	598,299	1,276	39,673	639,248
Depreciation and amortization	1,545,249	2,740	79,906	1,627,895
Other regulatory charges (credits) - net	54,566	—	—	54,566
Total	7,617,625	29,083	1,007,150	8,653,858

OPERATING INCOME	2,055,076	(29,029)	(148,611)	1,877,436

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	98,054	—	—	98,054
Interest and investment income	433,248	(134,237)	453,975	752,986
Miscellaneous - net	(240,203)	(7,537)	(47,211)	(294,951)
Total	291,099	(141,774)	406,764	556,089

INTEREST EXPENSE
Interest expense	705,585	111,367	21,326	838,278
Allowance for borrowed funds used during construction	(42,887)	—	—	(42,887)
Total	662,698	111,367	21,326	795,391

INCOME BEFORE INCOME TAXES	1,683,477	(282,170)	236,827	1,638,134

Income taxes	(169,628)	34,220	151,038	15,630

CONSOLIDATED NET INCOME	1,853,105	(316,390)	85,789	1,622,504

Preferred dividend requirements of subsidiaries	16,131	—	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,836,974	($316,390)	$83,601	$1,604,185

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.17	($1.58)	$0.42	$8.01
DILUTED	$9.13	($1.57)	$0.41	$7.97

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,289,178
DILUTED				201,198,761
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,359,651	($57)	$—	$9,359,594
Natural gas	142,982	—	—	142,982
Competitive businesses	—	37	1,193,655	1,193,692
Total	9,502,633	(20)	1,193,655	10,696,268

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,855,514	(52)	93,249	1,948,711
Purchased power	1,016,383	52	53,532	1,069,967
Nuclear refueling outage expenses	156,221	—	48,483	204,704
Other operation and maintenance	2,542,919	28,499	619,996	3,191,414
Asset write-offs, impairments and related charges	—	—	221,144	221,144
Decommissioning	168,943	—	223,423	392,366
Taxes other than income taxes	587,277	545	67,642	655,464
Depreciation and amortization	1,374,385	3,021	145,045	1,522,451
Other regulatory charges (credits) - net	(16,952)	—	—	(16,952)
Total	7,684,690	32,065	1,472,514	9,189,269

OPERATING INCOME	1,817,943	(32,085)	(278,859)	1,506,999

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	142,711	—	—	142,711
Interest and investment income	197,160	(155,395)	61,144	102,909
Miscellaneous - net	(62,839)	(28,690)	(72,961)	(164,490)
Total	277,032	(184,085)	(11,817)	81,130

INTEREST EXPENSE
Interest expense	664,334	121,942	25,703	811,979
Allowance for borrowed funds used during construction	(62,952)	—	—	(62,952)
Total	601,382	121,942	25,703	749,027

INCOME BEFORE INCOME TAXES	1,493,593	(338,112)	(316,379)	839,102

Income taxes	(21,751)	(4,296)	(257,742)	(283,789)

CONSOLIDATED NET INCOME	1,515,344	(333,816)	(58,637)	1,122,891

Preferred dividend requirements of subsidiaries	15,300	—	2,188	17,488

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,500,044	($333,816)	($60,825)	$1,105,403

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.59	($1.69)	($0.31)	$5.59
DILUTED	$7.53	($1.67)	($0.31)	$5.55

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				197,720,253
DILUTED				199,251,525
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$339,145	$123,294	$215,851
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	580,571	568,596	11,975
Deferred income taxes, investment tax credits, and non-current taxes accrued	240,431	(31,405)	271,836
Asset write-offs, impairments and related charges	3,278	4,962	(1,684)
Changes in working capital:
Receivables	(52,690)	70,357	(123,047)
Fuel inventory	26,878	(15,389)	42,267
Accounts payable	(175,651)	(127,727)	(47,924)
Taxes accrued	(231,182)	(44,241)	(186,941)
Interest accrued	(3,778)	(4,791)	1,013
Deferred fuel costs	(353,099)	30,560	(383,659)
Other working capital accounts	(43,582)	(21,758)	(21,824)
Changes in provisions for estimated losses	(60,923)	(35,829)	(25,094)
Changes in other regulatory assets	89,910	99,275	(9,365)
Changes in other regulatory liabilities	(14,464)	(450,905)	436,441
Changes in pension and other postretirement liabilities	(166,733)	(113,071)	(53,662)
Other	(227,676)	607,132	(834,808)
Net cash flow provided by (used in) operating activities	(49,565)	659,060	(708,625)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,552,103)	(1,043,608)	(508,495)
Allowance for equity funds used during construction	14,577	35,953	(21,376)
Nuclear fuel purchases	(47,916)	(85,334)	37,418
Payment for purchase of assets	—	(24,633)	24,633
Changes in securitization account	(1,304)	(70)	(1,234)
Payments to storm reserve escrow account	(10)	(1,557)	1,547
Receipts from storm reserve escrow account	44,205	40,589	3,616
Decrease in other investments	12,521	2,265	10,256
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	15,735	62,162	(46,427)
Proceeds from nuclear decommissioning trust fund sales	3,225,510	687,487	2,538,023
Investment in nuclear decommissioning trust funds	(3,224,487)	(718,741)	(2,505,746)
Net cash flow used in investing activities	(1,513,272)	(1,045,487)	(467,785)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,676,242	3,195,345	480,897
Treasury stock	979	39,964	(38,985)
Retirement of long-term debt	(1,346,172)	(1,614,578)	268,406
Changes in credit borrowings and commercial paper - net	(599,860)	(4,911)	(594,949)
Other	10,380	(756)	11,136
Dividends paid:
Common stock	(190,595)	(185,763)	(4,832)
Preferred stock	(4,580)	(4,763)	183
Net cash flow provided by financing activities	1,546,394	1,424,538	121,856
Net increase (decrease) in cash and cash equivalents	(16,443)	1,038,111	(1,054,554)
Cash and cash equivalents at beginning of period	1,759,099	425,722	1,333,377
Cash and cash equivalents at end of period	$1,742,656	$1,463,833	$278,823

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$202,451	$203,466	($1,015)
Income taxes	$9,015	($23,063)	$32,078

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2021 vs. 2020
(Dollars in thousands)
(Unaudited)
	2021	2020	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,622,504	$1,122,891	$499,613
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,269,725	2,220,685	49,040
Deferred income taxes, investment tax credits, and non-current taxes accrued	140,722	57,661	83,061
Asset write-offs, impairments and related charges	24,695	206,178	(181,483)
Changes in working capital:
Receivables	(262,343)	(70,567)	(191,776)
Fuel inventory	14,809	(39,161)	53,970
Accounts payable	89,533	(136,012)	225,545
Taxes accrued	20,615	(20,942)	41,557
Interest accrued	8,675	16,692	(8,017)
Deferred fuel costs	(433,143)	182,505	(615,648)
Other working capital accounts	(165,275)	17,150	(182,425)
Changes in provisions for estimated losses	(316,287)	(29,635)	(286,652)
Changes in other regulatory assets	(793,859)	(284,092)	(509,767)
Changes in other regulatory liabilities	675,110	(596,610)	1,271,720
Changes in pension and other postretirement liabilities	(3,283)	81,766	(85,049)
Other	(910,957)	245,989	(1,156,946)
Net cash flow provided by operating activities	1,981,241	2,974,498	(993,257)
INVESTING ACTIVITIES
Construction/capital expenditures	(5,202,571)	(4,289,646)	(912,925)
Allowance for equity funds used during construction	98,054	142,493	(44,439)
Nuclear fuel purchases	(178,246)	(175,255)	(2,991)
Payment for purchase of plant or assets	(222,488)	(330,105)	107,617
Proceeds from sale of assets	—	28,932	(28,932)
Insurance proceeds received for property damages	—	7,040	(7,040)
Changes in securitization account	3,865	4,312	(447)
Payments to storm reserve escrow account	(726)	(7,310)	6,584
Receipts from storm reserve escrow account	301,204	40,589	260,615
Increase in other investments	(2,499)	(6,461)	3,962
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	26,284	64,531	(38,247)
Proceeds from nuclear decommissioning trust fund sales	5,645,835	3,501,291	2,144,544
Investment in nuclear decommissioning trust funds	(5,708,803)	(3,585,182)	(2,123,621)
Net cash flow used in investing activities	(5,240,091)	(4,604,771)	(635,320)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	13,100,098	9,055,511	4,044,587
Preferred stock of subsidiary	—	(2,389)	2,389
Treasury stock	3,615	133,826	(130,211)
Common stock	—	607,650	(607,650)
Retirement of long-term debt	(7,883,972)	(6,935,103)	(948,869)
Changes in credit borrowings and commercial paper - net	(914,187)	(505)	(913,682)
Other	3,612	(6,543)	10,155
Dividends paid:
Common stock	(753,174)	(724,745)	(28,429)
Preferred stock	(18,319)	(17,092)	(1,227)
Net cash flow provided by financing activities	3,537,673	2,110,610	1,427,063
Net increase in cash and cash equivalents	278,823	480,337	(201,514)
Cash and cash equivalents at beginning of period	1,463,833	983,496	480,337
Cash and cash equivalents at end of period	$1,742,656	$1,463,833	$278,823

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$802,908	$766,740	$36,168
Income taxes	$850	($49,645)	$50,495